Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made and entered into this            day of                    , 2008 between CORUS BANKSHARES, INC., a Minnesota corporation (the “Corporation”) and                                                      (“Indemnitee”).

WHEREAS, the Corporation is a Minnesota corporation qualified to do business in the State of Illinois and engaged in the business of providing financial services; and

WHEREAS, at the request of the Corporation, Indemnitee currently serves as a (i) director and/or officer of the Corporation or (ii) director and/or officer of a subsidiary which is at least 80% owned by the Corporation or (iii) director and/or officer, with the specific written agreement of the Corporation to indemnify for serving as a director or officer, of a non-subsidiary or a subsidiary of which the Corporation owns less than 80% or (iv) trustee or in another fiduciary capacity for any employee benefit or pension plan for the Corporation or any subsidiary and, as such, may be subjected to claims, suits or proceedings arising as a result of such service; and

WHEREAS, as an inducement to Indemnitee to continue to serve as a director and/or officer or trustee or fiduciary as aforesaid, the Corporation has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims suits or proceedings, in accordance with, the Business Corporation Act of the State of Minnesota as it may be in effect from time to time; and

WHEREAS, the parties by this Agreement desire to set forth their agreement as to such indemnification;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. INDEMNIFICATION. The Corporation hereby agrees to indemnify, and keep indemnified the Indemnitee to the full extent permitted by the Business Corporation Act of the State of Minnesota as it now exists or as it may be amended in the future to provide additional indemnification for the Indemnitee from and against any expenses (including attorneys’ fees actually and reasonably incurred), judgments, fines and amounts paid in settlement by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not such action is by or on behalf of the Corporation by reason of the fact that (a) Indemnitee is or was a director and/or officer of the Corporation or (b) Indemnitee is or was a director or officer of a subsidiary corporation of the Corporation being a corporation of which at least 80% of the issued and outstanding shares of stock thereof are owned by the Corporation or (c) Indemnitee is or was serving, with the specific written authorization of the Corporation, in the official capacity as a director of or officer of another corporation, partnership, joint venture, trust or other enterprise or (d) Indemnitee is or was serving in an official capacity as a trustee or as a fiduciary of any employee pension or benefit plan for the Corporation or any subsidiary. For purposes of this Agreement, the terms “Corporation,” “Official Capacity,” and “Proceeding” shall have the meanings provided in Section 302A.521 of the Business Corporation Act of the State of Minnesota and with respect to the Indemnitee acting as a trustee or fiduciary of any employee benefit or pension plan of the Corporation or any subsidiary, this

Agreement shall, notwithstanding any provision of the Business Corporation Act of the State of Minnesota, indemnify the Indemnitee as aforesaid with respect to the violation of any of the Indemnitee’s responsibilities, obligations or duties imposed on fiduciaries by the Employee Retirement Income Security Act of 1974, as amended, or the common law or statutory law of any other jurisdiction governing any employee benefit or pension plan of the Corporation or any subsidiary and the foregoing shall be deemed to include any negligent act, error or omission of the Indemnitee while acting as a trustee or fiduciary in the administration of any employee benefit or pension plan for the Corporation or any subsidiary.

2. ENTITLEMENT TO INDEMNIFICATION. Under applicable law, the entitlement of Indemnitee to be indemnified hereunder shall depend upon whether Indemnitee shall have met each of the conditions set forth in the applicable provisions of the Business Corporation Act of the State of Minnesota as it may be in effect from time to time. The burden of proof of establishing that Indemnitee has not acted in accordance with such conditions shall rest with the Corporation and Indemnitee shall be presumed to have acted in accordance with such conditions and entitled to indemnification hereunder unless, it shall be determined pursuant to the Business Corporation Act of the State of Minnesota as it may be in effect from time to time that Indemnitee has not met such eligibility or complied with the terms and conditions hereof. Subject to the terms and conditions hereof, indemnification to which Indemnitee is entitled hereunder shall be made promptly upon the determination that Indemnitee has met such eligibility in accord with the provisions set forth in the Business Corporation Act of the State of Minnesota as it may be in effect from time to time and under the terms hereof.

3. ADVANCE PAYMENT OF EXPENSES. The Indemnitee’s reasonable expenses incurred in connection with any action, suit, or proceeding described in Section 1 shall be paid by the Corporation as they accrue and, in any event, within thirty (30) days after the Corporation has received written request therefor from or on behalf of the Indemnitee. The Corporation shall continue to make such payments unless and until there has been a final adjudication by a court of competent jurisdiction establishing that the Indemnitee is not entitled to be indemnified for such expenses under this Agreement.

4. INDEMNITEE’S REIMBURSEMENT. The Indemnitee agrees to reimburse the Corporation for all amounts paid by the Corporation pursuant to Sections 1, 3 and 5 of this Agreement in the event and to the extent, but only in the event and only to the extent, that there is a final adjudication by a court of competent jurisdiction establishing that the Indemnitee is not entitled to be so indemnified or to have expenses previously paid by the Corporation so paid.

5. DEFENSE AND SETTLEMENT OF CLAIMS. In the event of any action, suit or proceeding against Indemnitee which may give rise to a right of indemnification from the Corporation pursuant to this Agreement, the Corporation will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel selected by the Corporation; provided, however, that if the defendants in any such action include both the Indemnitee and the Corporation and there are one or more legal defenses available to the Indemnitee which are inconsistent with those available to the Corporation, the Corporation shall not have the right to direct the defense of such action on behalf of the Indemnitee and the Indemnitee shall have the right to select separate counsel to defend such action on behalf of the Indemnitee. After notice from the

Corporation to the Indemnitee of its election so to assume the defense of any such action, the Indemnitee shall have the right to participate in (but not to control) the defense of such action, however, the Corporation will not be liable to the Indemnitee for any legal expenses incurred by the Indemnitee in connection with the defense thereof, unless (i) the Indemnitee shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that in connection with such action the Corporation shall not be liable for the expenses of more than one separate counsel in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances representing the Indemnitee), (ii) the Corporation has authorized the employment of counsel for the Indemnitee at the expense of the Corporation, (iii) the use of counsel chosen by the Corporation to represent the Indemnitee would present such counsel with a conflict of interest or (iv) the Corporation has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel. Notwithstanding the foregoing, the Corporation shall be liable for all of Indemnitee’s legal expenses in connection with determining his or her rights under this Section 5. The Corporation will not be liable for the costs and expenses of any settlement of such action effected by the Indemnitee without the consent of the Corporation. In addition, the Corporation shall have the right, without the prior consent of the Indemnitee, to settle any suit, action or claim as it deems expedient, provided that such settlement (i) includes an unconditional release of the Indemnitee from all liability arising out of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the Indemnitee. In the event that the Corporation declines to undertake the defense of the Indemnitee, then the Corporation shall so notify the Indemnitee in writing, and the Corporation shall then indemnify the Indemnitee pursuant to the terms of this Agreement upon receipt from the Indemnitee of (i) an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation hereunder and (ii) satisfactory evidence as to the amount of such indemnification. Indemnitee’s written certification together with a copy of the statement paid or to be paid by the Indemnitee shall constitute satisfactory evidence absent manifest error.

6. NON EXCLUSIVE. The indemnification rights granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may be entitled under Minnesota law, the Corporation’s Articles of Incorporation or bylaws, any other agreement, vote of stockholders or directors or otherwise.

7. BINDING EFFECT. The rights granted to Indemnitee hereunder shall inure to the benefit of Indemnitee, his personal representative, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Corporation, its successors and assigns.

8. SUBROGATION RIGHTS. In the event of any payment by the Corporation on behalf of the Indemnitee or to the Indemnitee, the Corporation shall be subrogated to the extent of such payment to all of the Indemnitee’s rights of recovery therefor, and the Indemnitee shall execute all documents required and shall do everything necessary to enable the Corporation to bring suit in the name of the Indemnitee.

9. CHANGE IN CONTROL. The Corporation agrees that if there is a Change in Control, as defined below, of the Corporation (other than a Change in Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and payments of expenses under this Agreement, the Corporation shall seek legal advice only from special, independent counsel selected by the Indemnitee with the consent of the Corporation (which consent shall not be unreasonably withheld), and who has not otherwise performed services for the Corporation within the last five (5) years (other than in connection with such matters) or the Indemnitee. Such counsel, among other things, shall render a written opinion to the Corporation and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under this Agreement and applicable law. The Corporation agrees to pay the reasonable fees of the special, independent counsel and to indemnify such counsel fully against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or counsel’s engagement pursuant hereto.

“Change in Control” for purposes of this Agreement shall be deemed to have occurred if (a) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said

Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation’s then outstanding voting securities, except that a person who as of the date of this Agreement owns 20% or more of the total voting power represented by the Corporation’s outstanding voting securities shall not be deemed to have caused a Change in Control, or (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (c) the stockholders of the Corporation approve a merger, a plan of complete liquidation of the Corporation, an agreement for the sale or disposition by the Corporation of all or any substantial part of the Corporation’s assets, or other business combination of the Corporation with any other corporation, other than a business combination which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such business combination.

10. NOTICE TO CORPORATION. The Indemnitee will promptly notify the Corporation in writing of any threatened, pending or contemplated action, suit, or proceeding against the Indemnitee described in Section 1. The failure to notify or promptly notify the Corporation shall not relieve the Corporation from any liability that it may have to the Indemnitee otherwise than under this Agreement, and shall relieve the Corporation from liability hereunder only to the extent the Corporation has been materially prejudiced.

11. NOTICES. Any notice that is required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or deposited in the United States mail, certified mail with proper postage prepaid and addressed:

If to the Corporation:

Mr. Robert J. Glickman

Corus Bankshares, Inc.
3959 N. Lincoln Avenue
Chicago, Illinois 60613

If to the Indemnitee:

or at such other address as a party may furnish to the other party by ten (10) days prior written notice.

12. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by the laws of the State of Minnesota, provided, however, that the parties hereto agree that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to, or from this Agreement shall be litigated only in courts located in the State of Illinois, and the Indemnitee hereby consents and submits to the jurisdiction of any state or federal court located within the State of Illinois.

13. SEPARABILITY. In the event any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be interpreted as though such invalid or unenforceable provision was not a part of this Agreement.

14. EXPENSES OF ENFORCEMENT. In the event that any action, suit or proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Company shall pay all of Indemnitee’s court costs and expenses, including attorneys’ fees, incurred with respect to such action, suit or proceeding, unless as a part of such action, suit or proceeding, the court of competent jurisdiction determines that each and every material assertion made by Indemnitee as a basis for such action, suit or proceeding was not made in good faith or was frivolous.

15. AVAILABILITY; SURVIVAL. The provisions of this Indemnification Agreement shall be available to Indemnitee at any time, whether or not Indemnitee then continues to serve on behalf of the Corporation or its subsidiaries. Any amendment of this Agreement shall require the prior written consent of all of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above stated. This Agreement shall supersede any prior Indemnification Agreement previously entered into between the Corporation and Indemnitee.

CORUS BANKSHARES, INC.
BY:

INDEMNITEE

11